Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

July 23, 2013

BARCLAYS

Equities
Flow Derivatives

US ETF & ETN Guide[1]

Q3 2013
1,477 US Listed Products
Total $1,461bn in ETF Assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$360.0	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$60.0	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$62.1	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$225.9	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General	$252.6	4
Leveraged – Equities	$10.6	6
Inverse – Equities	$10.2	6
Dividend Domestic, International	$85.0	7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$229.2	9
Commodities	$67.1	10
Currencies	$3.3	10
Leveraged – FICC	$1.6	11
Inverse – FICC	$7.9	11
Specialty		
Active	$10.6	13
Fundamental	$5.8	13
Life Cycle and Allocation	$1.0	13
Long/Short	$0.3	13
Quantitative Domestic, International	$23.1	13
Other	$25.3	14

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$4.5	15
Currencies	$0.1	15
Leveraged/Inverse	$2.8	15
Volatility	$2.5	16
Other	$10.0	16

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of July 8, 2013. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$31,654	$170.8	✓
IWV	iShares Russell 3000	RU30INTR	4,425	26.0	✓
VXF	Vanguard Extended Market	SPTRCMI	2,438	13.5	✓
SCHB	Schwab US Broad Market	DW2ST	2,052	16.6	✓
ITOT	iShares Core S&P Total Mkt	SPTRSUPR	817	6.3	✓
IYY	iShares DJ US Index	DJUS	731	2.8	
TMW	SPDR Russell 3000	RAY	510	0.5	
ONEQ	Fidelity NASDAQ Composite	CCMP	206	1.0	
NYC	iShares NYSE Composite	NYA	89	1.0	
VTHR	Vanguard Russell 3000	RU30INTR	76	0.4	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$139,793	$20,950.5	✓
IVV	iShares S&P 500	SPTR	42,455	690.7	✓
DIA	SPDR DJ Indust Avg	INDU	12,936	928.1	✓
VOO	Vanguard S&P 500	SPXT	9,959	125.9	✓
IWB	iShares Russell 1000	RU10INTR	7,812	49.7	✓
RSP	Guggenheim S&P 500 EW	SPXEWI	4,181	42.2	✓
OEF	iShares S&P 100	SPTR100	4,102	62.9	✓
VV	Vanguard LC	CRSPLCT	4,100	16.2	✓
SCHX	Schwab US LC	DWLT	1,682	11.6	✓
MGC	Vanguard Mega Cap	CRSPMET	577	2.3	✓
XLG	Guggenheim Russell Top 50	RTOP50	530	3.0	
JKD	iShares Mrngstr LC	MLCRT	382	1.4	
VONE	Vanguard Russell 1000	RU10INTR	207	1.3	
EUSA	iShares MSCI USA	GDDUUS	179	0.6	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	65	0.4	
IWL	iShares Russell T200	RUTPINTR	63	0.4	
NY	iShares NYSE 100	NYID	58	0.2	
ELR	SPDR Russell 1000	RIY	38	0.2	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$16,475	$101.6	✓
MDY	SPDR S&P MC 400	MID	13,203	484.6	✓
IWR	iShares Russell MC	RUMCINTR	7,795	34.9	✓
VO	Vanguard MC	CRSPMIT	5,244	20.1	✓
SCHM	Schwab US MC	DWMT	527	5.5	✓
JKG	iShares Mrngstr MC	MMCRT	204	0.8	
IVOO	Vanguard S&P MC 400	SPTRMDCP	180	1.3	
EMM	SPDR Russell SC Complete	RSCC	97	0.5	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	66	0.3	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$23,566	$3,655.8	✓
IJR	iShares S&P SC 600	SPTRSMCP	10,882	73.8	✓
VB	Vanguard SC	CRSPSCT	6,616	34.6	✓
SCHA	Schwab US SC	DWST	1,284	9.8	✓
SLY	SPDR S&P SC 600	SML	328	1.2	
VTWO	Vanguard Russell 2000	RU20INTR	233	3.1	
JKJ	iShares Mrngstr SC	MSCRT	165	0.7	
VIOO	Vanguard S&P SC 600	SPTRSMCP	80	0.5	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	16	0.1	
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$674	$3.9	✓
FDM	First Trust DJ Sel MicroCap	DJSM	126	0.8	
PZI	PwrShrs Zacks MicroCap	ZAX	46	0.3	
WMCR	Wilshire Micro-Cap	W5KMICRO	37	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Value					
Total Market Value					
IWW	iShares Russell 3000 Value	RU30VATR	$423	$1.5	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$18,345	$136.7	✓
VTV	Vanguard Value	CRSPLCVT	10,808	60.4	✓
IVE	iShares S&P 500 Value	SPTRSVX	6,188	50.6	✓
SCHV	Schwab US LC Value	DWLVT	662	4.0	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	611	2.4	✓
JKF	iShares Mrngstr LC Value	MLVLT	438	2.5	
RPV	Guggenheim S&P 500 PureVal	SPXPV	252	2.4	
VONV	Vanguard Russell 1000 Val	RU10VATR	189	1.4	
SPYV	SPDR S&P 500 Value	SPTRSVX	160	0.7	
IWX	iShares Russell T200 Value	RUTPVATR	142	1.4	
VOOV	Vanguard S&P 500 Val	SPTRSVX	111	0.8	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$4,952	$37.9	✓
IJJ	iShares S&P MC 400 Value	MIDV	3,078	14.7	✓
VOE	Vanguard MC Value	CRSPMIVT	1,745	9.3	✓
JKI	iShares Mrngstr MC Value	MMVLT	130	0.6	
RFV	Guggenheim S&P 400 PureVal	SPMPV	62	0.5	
MDYV	SPDR S&P MC 400 Value	SPTRMV	50	0.5	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	27	0.3	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$5,312	$100.0	✓
VBR	Vanguard SC Value	CRSPSCVT	3,180	12.1	✓
IJS	iShares S&P SC 600 Value	SMLV	2,498	10.6	✓
JKL	iShares Mrngstr SC Value	MSVLT	292	2.2	
SLYV	SPDR S&P SC 600 Value	SPTRSV	186	1.1	
RZV	Guggenheim S&P 600 PureVal	SPSPV	92	0.6	
VTWV	Vanguard Russell 2000 Val	RU20VATR	38	0.3	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	25	0.2	
US Indices: Growth					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RU30GRTR	$405	$1.6	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$19,300	$157.7	✓
VUG	Vanguard Growth	CRSPLCGT	10,578	47.9	✓
IVW	iShares S&P 500 Growth	SPTRSGX	7,385	46.9	✓
MGK	Vanguard Mega Cap Growth	CRSPMEGT	1,040	4.8	✓
SCHG	Schwab US LC Growth	DWLGT	764	4.2	✓
RPG	Guggenheim S&P 500 PureGro	SPXPG	504	2.9	
JKE	iShares Mrngstr LC Growth	MLGRT	435	1.6	
IWY	iShares Russell T200 Growth	RUTPGRTR	379	1.6	
SPYG	SPDR S&P 500 Growth	SPTRSGX	253	0.7	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	147	1.3	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	138	0.7	
Mid Cap Growth					
IJK	iShares S&P MC 400 Growth	MIDG	$3,789	$17.3	✓
IWP	iShares Russell MC Growth	RUMCGRTR	3,722	22.5	✓
VOT	Vanguard MC Growth	CRSPMIGT	1,581	6.4	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	614	2.8	
JKH	iShares Mrngstr MC Growth	MMGRT	174	0.5	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	170	1.0	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	93	0.7	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$5,163	$103.1	✓
VBK	Vanguard SC Growth	CRSPSCGT	2,890	12.0	✓
IJT	iShares S&P SC 600 Growth	SMLG	2,092	11.5	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	234	1.2	
JKK	iShares Mrngstr SC Growth	MSGRT	95	0.3	
RZG	Guggenheim S&P 600 PureGro	SPSPG	80	0.4	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	51	0.6	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	22	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$6,292	$297.1	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	2,412	183.3	✓
ITB	iShares US Home Constr	DJSHMBT	2,074	113.0	✓
XRT	SPDR S&P Retail	SPSIRETR	1,202	340.1	✓
VCR	Vanguard Cons Discret	M2USSCDI	912	7.0	✓
FXD	First Trust Cons Discr	STRQCD	704	3.8	✓
IYC	iShares US Cons Svcs	DJUSCYT	413	3.5	
RXI	iShares Glb Cons Discr	SGDNW	208	2.0	
PBS	PowerShares Dyn Media	DZMTR	184	2.6	
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	112	1.0	
PKB	PwrShrs Dyn Build & Constr	DWCTR	101	1.3	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	83	0.3	
RCD	Guggenheim S&P 500 EW CD	S25	67	0.5	
BJK	Market Vectors-Gaming	MVBJKTR	49	1.0	
RTH	Market Vectors Retail	MVRTHTR	36	3.7	✓
PMR	PowerShares Dyn Retail	DWRTR	30	0.6	
PEZ	PwrShrs Dyn Cons Discr	EZZTR	22	0.4	
CARZ	First Trst NASDAQ Global Auto	QAUTO	19	0.6	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	16	0.2	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	4	0.0	
EMDI	iShares MSCI EM ConsDisc	M1EF0CD	2	0.1	
VGEM	EGShares Cons Svcs GEMS	DJECNT	2	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$6,462	$380.7	✓
VDC	Vanguard Cons Staples	M2USSCSI	1,488	10.4	✓
FXG	First Trust Cons Staples	STRQCS	603	5.2	
KXI	iShares Glb Cons Stap	SGCSNW	582	4.5	✓
IYK	iShares US Cons Goods	DJUSNCT	459	2.9	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	300	2.1	✓
RHS	Guggenheim S&P 500 EW CS	S30	70	1.1	
PSL	PowerShares Dyn Cons Stap	EZSTR	36	0.1	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	35	0.2	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	24	0.2	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	7	0.1	
GGEM	EGShares Cons Goods GEMS	DJECGT	2	0.0	
Energy					
XLE	Energy Sector SPDR	IXE	$8,118	$889.8	✓
VDE	Vanguard Energy	M2USSENI	2,179	11.3	✓
OIH	Market Vectors Oil Service	MVOIHTR	1,702	186.0	✓
IYE	iShares US Energy	DJUSENT	1,373	18.3	✓
IXC	iShares Glb Energy	SGESNW	942	5.3	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	896	246.7	✓
FCG	First Trust ISE Nat Gas	FUM	435	11.8	✓
IEZ	iShares US Oil Eqp&Svc	DJSOEST	387	7.7	✓
IEO	iShares US O&G E&P	DJSOEPT	340	9.5	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	273	6.8	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Energy (continued)					
FXN	First Trust Energy	STRQEN	$198	$1.6	
KOL	Market Vectors-Coal	MVKOLTR	151	3.9	✓
PXI	PowerShares Dyn Energy	EZKTR	134	1.5	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	114	1.4	✓
PXE	PwrShrs Dyn Energy E&P	DWETR	103	1.6	
NLR	Mkt Vect Nuclear Energy	DXNE	72	0.4	✓
ENY	Guggenheim Canada Energy	SWMEID	54	0.3	
RYE	Guggenheim S&P 500 EW Ener	S10	33	0.5	
PSCE	PwrShr S&P SC Energy	SPSU6ET	29	0.3	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	22	0.1	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	17	0.2	✓
IPW	SPDR S&P Intl Energy	SPBMU1UP	12	0.1	
NUCL	iShares Glb Nuclr Ener	SPGTNEN	8	0.1	
OGEM	EGShares Energy GEMS	DJEEOT	7	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	5	0.0	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	5	0.0	
CHIE	Global X China Energy	CHIE	4	0.0	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.0	
EMEY	iShares MSCI EM Energy	MXEFSEN	2	0.4	
Financials					
XLF	Financial Sector SPDR	IXM	$15,226	$951.2	✓
KBE	SPDR S&P Bank	SPSIBK	2,427	46.1	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	2,186	63.6	✓
VFH	Vanguard Financials	M2USSFNI	1,415	9.9	✓
IYF	iShares US Financial	DJUSFNT	1,155	23.8	✓
IYG	iShares US Finan Svcs	DJUSFV	518	6.2	✓
IAT	iShares US Reg Banks	DJSRBKT	470	3.3	✓
FXO	First Trust Financial	STRQFN	383	3.0	✓
KIE	SPDR S&P Insurance	SPSIINS	334	9.8	✓
IXG	iShares Glb Financials	SGFSNW	294	3.9	
KBWB	PowerShares KBW Bank	BKXTR	135	7.9	✓
IAI	iShares US Broker Dlrs	DJSINVT	130	2.6	✓
IAK	iShares US Insurance	DJSINST	122	1.2	
PSCF	PwrShr S&P SC Finance	SPSU6FT	84	0.3	
EUFN	iShares MSCI Europe Fin	MXEU0FN	83	1.2	
KCE	SPDR S&P Capital Markets	SPSICM	74	1.4	✓
RYF	Guggenheim S&P 500 EW Fin	S40	70	1.0	
KBWP	PowerShares KBW Prop&Cas	KPXTR	32	0.5	
RWW	RevenueShares Financial	REVWFINT	30	0.3	
KBWR	PowerShares KBW Reg Bank	KRXTR	28	0.6	
QABA	First Trst NQ ABA Comm Bk	ABQI	26	0.3	
PFI	PowerShares Dyn Financial	EZFTR	21	0.2	
RKH	Market Vectors Bank & Brkr	MVRKHTR	14	0.6	
FEFN	iShares MSCI Far East Fin	MXFA0FN	9	0.2	
KBWC	PowerShares KBW Cap Mkts	KSXTR	8	0.4	
IPF	SPDR S&P Intl Financials	SPBMU4UP	8	0.1	
KME	SPDR S&P Mortgage Finance	SPSIMF	8	0.1	
KBWI	PowerShares KBW Insurance	KIXTR	6	0.0	
EMFN	iShares MSCI EM Financials	MXEF0FN	6	0.1	
CHIX	Global X China Financials	CHIF	5	0.3	✓
FGEM	EGShares Financials GEMS	DJEFNT	4	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	2	0.0	
KBWX	PowerShares KBW Intl Finan	KGXTR	2	0.0	
BRAF	Global X Brazil Financials	SOLBZLX	2	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Healthcare					
XLV	Health Care Sector SPDR	IXV	$6,746	$377.3	✓
IBB	iShares Nasdaq Biotech	NBI	3,320	100.4	✓
VHT	Vanguard Health Care	M2USSHC	1,786	13.5	✓
IYH	iShares US Healthcare	DJUSHC	997	8.8	✓
XBI	SPDR S&P Biotech	SPSIBITR	926	26.4	✓
FXH	First Trust Health Care	STRQHC	846	6.8	
IXJ	iShares Glb Healthcare	SGHNW	783	6.2	
FBT	Frst Trst NYSE Arca Biotech	BTK	570	5.5	✓
PJP	PowerShares Dyn Pharma	DZRTR	563	4.8	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	486	3.1	
IHE	iShares US Pharmaceut	DJSPHMT	469	3.5	
IHI	iShares US Med Equip	DJSMDQT	400	5.0	
IHF	iShares US HC Providers	DJSHCPT	358	2.9	✓
BBH	Market Vectors Biotech	MVBBHTR	304	6.5	✓
PPH	Market Vectors Pharma	MVPPHTR	244	4.1	✓
PBE	PwrShr Dyn Biotech & Gen	DZOTR	170	0.5	
RYH	Guggenheim S&P 500 EW HC	S35	133	1.9	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	120	0.6	
PTH	PowerShares Dyn Healthcare	EZXTR	64	0.4	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	58	0.7	
XHS	SPDR S&P HC Srvs	SPSIHP	45	0.5	
XHE	SPDR S&P HC Equipment	SPSIHE	20	0.1	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	15	0.1	
HGEM	EGShares HealthCare GEMS	DJEHKT	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Industrials					
XLI	Industrial Sector SPDR	IXI	$5,209	$449.2	✓
IYJ	iShares US Industrial	DJUSINT	1,190	12.5	✓
VIS	Vanguard Industrials	M2USSINI	825	6.5	✓
IYT	iShares Transportation	DJTTR	566	65.7	✓
EXI	iShares Glb Industrial	SGNNW	243	2.5	
FXR	First Trust Industrials	STRQIN	228	2.3	
ITA	iShares US Aerosp & Def	DJSASDT	105	0.8	
PPA	PwrShrs Aerospace & Def	DXS	52	0.4	
PRN	PowerShares Dyn Industrial	EZLTR	51	0.4	
PSCI	PwrShr S&P SC Indust	SPSU6IT	49	0.4	
XTN	SPDR S&P Transportation	SPSITN	47	0.8	
RGI	Guggenheim S&P 500 EW Inds	S20	47	0.4	
XAR	SPDR S&P Aero & Def	SPSIAD	20	0.1	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	11	0.1	
CHII	Global X China Industrials	CHII	3	0.0	✓
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	3	0.0	
IGEM	EGShares Industrial GEMS	DJEIDT	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Materials					
GDX	Market Vectors Gold Miners	GDM	$5,680	$693.8	✓
XLB	Materials Sector SPDR	IXB	2,879	295.7	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	1,130	59.5	✓
VAW	Vanguard Materials	M2USSMTI	763	7.0	✓
XME	SPDR S&P Metals & Mining	SPSIMM	526	135.7	✓
IYM	iShares US Basic Mat	DJUSBMT	478	10.5	✓
MXI	iShares Glb Materials	SGMNW	366	2.9	
WOOD	iShares Glb Timb&For	SPGTTFT	284	2.2	✓
FXZ	First Trust Materials	STRQMT	252	2.7	✓
CUT	Guggenheim Timber	CGTBR	217	2.3	
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	203	0.6	
SIL	Global X Silver Miners	SOLGLOSI	176	3.0	✓
URA	Global X Uranium	SOLURA	131	1.3	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	116	0.9	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
SLX	Market Vectors Steel	STEEL	$99	$3.5	✓
PYZ	PwrShrs Dyn Basic Material	EZBTR	71	0.8	
RTM	Guggenheim S&P 500 EW Mats	S15	37	0.3	
COPX	Global X Copper Miners	SOLGLOCO	29	0.5	✓
CU	First Trust ISE Glb Copper	ISC	28	0.4	✓
GLDX	Global X Gold Explorers	SOLGLDX	26	0.7	✓
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	26	0.7	
CCXE	WisdomTree Comm Country	WTIDCCET	21	0.1	
SOIL	Global X Fertilizer/Potash	SOLFERT	20	0.2	
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	18	0.3	
PLTM	First Trust ISE Glb Platin	ORE	9	0.2	✓
PSCM	PwrShr S&P SC Mater	SPSU6MT	9	0.1	
IRV	SPDR S&P Intl Materials	SPBMU6UP	8	0.1	
EMT	EGShares EM Met & Min	DJEMTT	6	0.0	
EMMT	iShares MSCI EM Materials	MXEF0MT	5	0.1	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	4	0.1	
JUNR	Global X Junior Miners	VXTUAR	4	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	3	0.0	
LGEM	EGShares Basic Mat GEMS	DJEBMT	3	0.0	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	2	0.1	
CHIM	Global X China Materials	CHIMAT	2	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZJR	1	0.1	
GEMS	PureFunds ISE Diamond/Gem	ZJG	1	0.1	
MSXX	PureFunds ISE Mining Serv	ZJM	1	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$34,581	$2,313.2	✓
MOO	Mkt Vectors Agribusiness	MVMOOTR	4,903	22.1	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	2,368	18.6	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,903	13.9	✓
ECON	EGShares EM Consumer Titan	DJECONT	993	8.2	
IGF	iShares S&P Glb Infrastruc	SPGTINNT	458	3.2	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	420	4.8	
CHIQ	Global X China Consumer	CHIQ	159	2.4	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	114	0.7	
HAP	Market Vectors Hard Assets	RVEIT	110	0.9	✓
PAGG	PwrShrs Global Agriculture	QAGX	95	0.4	
PXR	PwrShrs EM Infrastruct	EIBIT	78	0.5	
QQXT	First Trust NDX Ex-Tech	NDXXM	61	0.5	
INXX	EGShares India Infr	IINXXT	59	0.2	
BRXX	EGShares Brazil Infr	IBRXXT	57	0.5	
LIT	Global X Lithium	SOLLIT	45	0.3	✓
SEA	Guggenheim Shipping	DJGSHT	35	0.5	✓
CROP	IQ Global Agribusiness SC	IQSMCROT	35	0.1	✓
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	33	0.4	
PSCU	PwrShr S&P SC Util	SPSU6UT	31	0.1	
PXN	PowerShares Lux Nanotech	LUXNI	22	0.4	
BRAQ	Global X Brazil Consumer	SOLBZLC	20	0.2	
FLM	First Trust ISE Glb Eng&Cons	CVL	15	0.1	
HECO	Huntington EcoLogical Strat	n/a	15	0.1	
GRID	First Trust NQ Smart Grid	QGRD	11	0.1	
CHXX	EGShares China Infr	ICHXXT	9	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	8	0.1	
QQQE	Direxion NASDAQ-100 EW	NDXE	5	0.3	
INCO	EGShares India Consumer	IINCOT	4	0.2	
EMDD	EGShares EM Dom Demand	IEMDDT	3	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Real Estate					
VNQ	Vanguard REIT	RMZ	$17,814	$221.1	✓
IYR	iShares US Real Estate	DJUSRET	4,116	738.7	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	3,684	25.9	✓
ICF	iShares Cohen&Steers REIT	RMP	2,858	31.9	✓
RWR	SPDR DJ REIT	DWRTF	2,197	18.2	✓
REM	iShares Mortgage RE Cap	TFNMRC	952	17.6	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	917	8.3	✓
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	785	7.4	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	690	18.4	✓
SCHH	Schwab US REIT	DWRTFT	558	5.3	✓
REZ	iShares Residential RE Cap	TFN17C	356	3.1	
FRI	First Trust S&P REIT	SPREIT	285	5.4	✓
WPS	iShares Intl Property	SPBMWUUT	170	1.5	
GRI	C&S Global Realty Majors	GRM	109	0.9	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	109	0.8	
MORT	Market Vectors Mortg REIT	MVMORTTR	102	1.7	
FFR	First Trst EPRA/NAREIT Glb	UNGL	101	0.8	
FTY	iShares Real Estate 50	FNRSTR	93	0.7	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	88	1.7	
ROOF	IQ US Real Estate SC	IQSMREST	54	0.9	
IFAS	iShares Asia Dev Real Est	TRGASU	36	0.6	
TAO	Guggenheim China RE	ACNRET	34	1.9	✓
IFNA	iShares NA Dev Real Estate	TRGNAU	32	0.2	
WREI	Wilshire US REIT	WILREIT	19	0.1	
RTL	iShares Retail RE Cap	TFN20C	17	0.3	
IFEU	iShares Eur Dev Real Est	NUPRA	15	0.1	
FNIO	iShares Indu/Office RE Cap	TFN13C	12	0.1	
Technology					
XLK	Technology Sector SPDR	IXT	$10,951	$255.5	✓
VGT	Vanguard Technoloy	M2USSITI	3,203	15.7	✓
IYW	iShares US Technology	DJUSTCT	2,265	19.7	✓
FDN	First Trust DJ Internet	DJINET	1,112	8.2	✓
IGV	iShares NA Tech-Software	SPGSTISO	719	5.4	✓
IGM	iShares NA Technology	SPGSTI	582	2.4	
IXN	iShares Global Tech	SGINW	535	3.1	
SMH	Market Vectors Semicons	MVSMHTR	299	66.6	✓
FXL	First Trust Technology	STRQTC	284	2.5	
SOXX	iShares PHLX Semicond	SOX	250	13.1	✓
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	224	3.1	✓
RYT	Guggenheim S&P 500 EW Tech	S45	199	1.9	
MTK	SPDR MS Technology	MSH	181	0.3	
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	145	0.8	
QQEW	First Trust NDX Equal Wgt	NDXE	144	1.4	✓
QTEC	First Trust NDX Technology	NDXT	126	0.9	✓
SKYY	First Trust ISE Cloud Comp	CPQ	95	0.7	✓
PNQI	PwrShrs NASDAQ Internet	NETX	73	0.6	
XSD	SPDR S&P Semiconductor	SPSISCTR	67	4.5	✓
PSJ	PowerShares Dyn Software	DZCTR	51	0.2	
PXQ	PowerShares Dyn Networking	DZNTR	32	0.2	
PTF	PowerShares Dyn Technology	EZVTR	31	0.1	
CQQQ	Guggenheim China Tech	ACNITTR	19	0.2	✓
PSI	PwrShrs Dyn Semiconductors	DZETR	16	0.1	
XSW	SPDR S&P Software & Srvs	SPSISS	15	0.1	
IPK	SPDR S&P Intl Technogy	SPBMUTUP	11	0.1	
SOCL	Global X Social Media	SOCL	10	0.1	✓
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	4	0.1	
QQQC	Global X NASDAQ China Tech	NCL9000X	3	0.0	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
QGEM	EGShares Technology GEMS	DJETXT	$3	$0.0	
Telecommunications					
VOX	Vanguard Telecomm	M2USSTCI	$539	$5.5	✓
IXP	iShares Glb Telecomm	SGTNW	468	3.1	
IYZ	iShares US Telecomm	DJSTELT	444	11.1	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	34	0.3	
XTL	SPDR S&P Telecom	SPSITE	7	0.1	
TGEM	EGShares Telecom GEMS	DJETST	4	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$5,389	$377.3	✓
VPU	Vanguard Utilities	M2USSUTI	1,357	11.2	✓
IDU	iShares US Utilities	DJUSUTT	712	14.4	✓
JXI	iShares Glb Utilities	SGYNW	218	2.5	✓
FXU	First Trust Utilities	STRQUT	123	2.2	
GII	SPDR S&P Glb Infrastruct	SPGTINNT	68	0.2	
RYU	Guggenheim S&P 500 EW Util	SPXEWCTR	50	0.7	
PUI	PowerShares Dyn Utilities	DWUTR	38	0.1	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	36	0.2	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	27	0.1	
UTLT	db X-Trckrs Regulated Util	DBIQUTLT	15	0.0	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	6	0.1	
UGEM	EGShares Utilities GEMS	DJEUTT	3	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSL	$886	$3.1	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	247	1.0	
PIO	PowerShares Global Water	GWATERL	197	0.7	
PBW	PwrShrs WH Clean Energy	ECO	180	1.9	✓
FIW	First Trust ISE Water	HHO	128	1.1	✓
TAN	Guggenheim Solar	SUNIDX	122	4.2	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	75	0.5	✓
PBD	PwrShrs Glb Clean Energy	NEXUST	67	0.3	
PZD	PowerShares Cleantech	CTIUS	67	0.1	
QCLN	First Trust NQ Green Energy	CELS	55	0.5	
PUW	PwrShrs WH Progr Energy	WHPRO	37	0.1	
ICLN	iShares Glb Clean En	SPGTCLNT	35	0.2	
FAN	First Trust Glb Wind Ener	GWE	24	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	17	0.0	
KWT	Market Vectors Solar Ener	MVKWTTR	15	0.3	✓
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$40,926	$1,120.0	✓
VEA	Vanguard FTSE Dev Mkt	FTSSDXNA	13,633	114.3	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	9,104	45.4	✓
ACWI	iShares MSCI ACWI	NDUEACWF	3,972	49.7	✓
VT	Vanguard Total World	GEISAC	2,304	15.7	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	2,050	16.0	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,909	12.2	✓
VXUS	Vanguard Total Intl Stock	TG02XU	1,598	10.1	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,481	6.0	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	1,389	7.0	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,371	12.3	✓
SCHF	Schwab International Equity	FTAD02	1,322	9.4	✓
IOO	iShares Global 100	SP100NW	1,274	7.7	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	853	7.7	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Global (continued)					
CWX	SPDR S&P Intl SC	STBMWUU2	$730	$4.8	✓
TOK	iShares MSCI Kokusai	NDDUKOK	586	1.7	
GWL	SPDR S&P World ex-US	SCRTWU	581	3.2	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	434	3.4	
SCHC	Schwab Intl Small-Cap	GPSCW002	257	1.2	✓
DBEF	db X-trckrs MSCI EAFE Hdg	M0EFHUSD	113	1.5	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	100	2.1	
DGT	SPDR Global Dow	GDOWD	89	0.3	✓
ADRD	BLDRS DM 100 ADR	BKTDM	46	0.1	
MDD	SPDR S&P Intl MC	SPBMUMUP	41	0.2	
IFSM	iShares Dev SC ex NA	FSZUDXNA	38	0.2	
URTH	iShares MSCI World	NDDUWI	25	0.5	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	5	0.3	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$11,591	$502.7	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,108	49.4	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,255	34.6	✓
EWH	iShares MSCI Hong Kong	NDDUHK	2,157	82.6	✓
VPL	Vanguard FTSE Pacific	TAWNT08U	2,137	25.4	✓
EWA	iShares MSCI Australia	NDDUAS	1,877	54.1	✓
EWS	iShares MSCI Singapore	NDDUSG	1,250	24.1	✓
AIA	iShares Asia 50	SPAS50NT	225	1.5	
ENZL	iShares MSCI NZ Cap	M1NZSIM	156	2.8	
DBJP	db X-trckrs MSCI Japan Hdg	M0JPHUSD	134	2.8	✓
NKY	MAXIS Nikkei 225 Index	NKY	109	17.6	✓
JSC	SPDR Russ/Nom Japan SC	RNJRIS	92	0.8	
SCJ	iShares MSCI Japan SC	NCUAJN	92	1.1	✓
ITF	iShares Japan LC	SPTOPXNW	89	1.3	
JPP	SPDR Russ/Nom Prime JP	RNPRJ	35	0.6	
ADRA	BLDRS Asia 50 ADR	BKTAS	27	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	23	0.5	
KROO	IQ Australia SC	IQSMAUST	9	0.1	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	5	0.0	
EWHS	iShares MSCI HK SC	NCUAHK	5	0.3	
EWAS	iShares MSCI Australia SC	NCUAAS	1	0.1	
Europe					
VGK	Vanguard FTSE Europe	TAWNT06U	$5,763	$103.8	✓
EWG	iShares MSCI Germany	NDDUGR	4,077	100.1	✓
FEZ	SPDR EURO STOXX 50	SX5U	2,283	34.8	✓
EWU	iShares MSCI UK	NDDUUK	2,204	30.6	✓
EZU	iShares MSCI EMU	NDDUEMU	1,905	64.8	✓
IEV	iShares S&P Europe	SP350NW	1,212	15.0	✓
EWL	iShares MSCI Switz Cap	M1CH2550	911	15.5	✓
EWI	iShares MSCI Italy Cap	M1IT2550	618	25.6	✓
EWQ	iShares MSCI France	NDDUFR	478	24.9	✓
EWD	iShares MSCI Sweden	NDDUSW	385	7.2	✓
EWP	iShares MSCI Spain Cap	M1ES2550	288	19.5	✓
EWN	iShares MSCI Netherlands	MIMUNETN	157	3.2	
EIS	iShares MSCI Israel Capped	MISCNU	76	0.8	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIIBN	65	0.7	
EWO	iShares MSCI Austria Cap	M1ATSIM	64	2.0	
FEU	SPDR STOXX 50	SX5P	62	0.5	
NORW	Global X Norway 30	TNOR30U	58	0.7	
EWK	iShares MSCI Belgium Cap	M1BESIM	55	1.1	
GREK	Global X FTSE Greece 20	ASECU	46	1.5	✓
GXF	Global X FTSE Nordic Reg	TN30XN	45	0.4	
ISRA	Market Vectors Israel	BLSTR	17	0.9	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
ADRU	BLDRS Europe 100 ADR	BKTEUR	$14	$0.0	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	11	0.4	
EWGS	iShares MSCI Germany SC	NCUDGR	10	0.2	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	5	0.4	
EWUS	iShares MSCI UK SC	NCUDUK	5	0.1	
DBGR	db X-trckr MSCI Germany Hdg	M0DEHUSD	4	0.0	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	4	0.2	
GERJ	Market Vectors Germany SC	MVGERJTR	2	0.1	
North America					
EWC	iShares MSCI Canada	NDDUCA	$3,364	$62.1	✓
CNDA	IQ Canada SC	IQSMCANT	15	0.1	✓
EWCS	iShares MSCI Canada SC	NCUDCA	2	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil Cap	M1BR2550	$5,678	$720.7	✓
FXI	iShares FTSE China LC	TXINOUU	4,972	650.8	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	3,053	127.2	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,519	72.0	✓
EWW	iShares MSCI Mex Cap IMI	M1MXSIM	2,140	226.7	✓
RSX	Market Vectors Russia	MVRSXTR	1,152	112.3	✓
ILF	iShares S&P Latin Amer 40	SPLACNW	1,073	26.7	✓
MCHI	iShares MSCI China	NDEUCHF	1,053	28.0	✓
EWM	iShares MSCI Malaysia	NDDUMAF	962	27.5	✓
GXC	SPDR S&P China	SCRTCN	809	14.9	✓
THD	iShares MSCI Thai Cap IMI	M1THSIM	730	24.8	
TUR	iShares MSCI Turkey	MIMUTURN	603	30.0	✓
BKF	iShares MSCI BRIC	NDUEBRIC	465	7.3	✓
EZA	iShares MSCI South Africa	NDEUSSA	459	23.2	✓
EIDO	iShares MSCI Indonesia	MIMUINON	454	14.7	
ECH	iShares MSCI Chile Cap IMI	M1CLSIM	424	13.0	✓
INDY	iShares S&P India 50	BXTRNIFT	417	3.7	✓
VNM	Market Vectors Vietnam	MVVNMTR	362	12.4	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	362	4.7	
EPHE	iShares MSCI Philippines	MIMUPHIN	349	15.5	
INDA	iShares MSCI India	NDEUSIA	338	5.0	
PIN	PowerShares India	III	320	11.9	✓
IDX	Market Vectors Indonesia	MVIDXTR	314	9.6	
EPU	iShares MSCI All Peru Cap	MXPECAPD	282	10.8	✓
ERUS	iShares MSCI Russia Capped	MSEURUSN	239	10.9	
BRF	Market Vectors Brazil SC	MVBRFTR	234	6.6	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	217	2.2	
EEB	Guggenheim BRIC	BKBRICT	216	1.9	✓
FM	iShares MSCI Frontier 100	M1FM100	209	2.9	
PGJ	PwrShr Golden Dragon China	HXC	184	0.9	✓
HAO	Guggenheim China SC	ACNSC	177	5.1	✓
EPOL	iShares MSCI Pol Cap	M1PLSIM	149	4.8	
GXG	Global X FTSE Colombia 20	TCOLO20U	131	3.4	✓
ESR	iShares MSCI EM East Eur	NDUEEMEE	120	0.3	
EEMA	iShares MSCI EM Asia	NDUEEGFA	111	5.1	
AFK	Market Vectors-Africa	MVAFKTR	90	1.5	
SCIF	Market Vectors India SC	MVSCIFTR	89	2.5	✓
GML	SPDR S&P EM Lat Am	SCRTLA	77	1.1	
GAF	SPDR S&P EM Middle East	STBMMEU	66	0.8	
GUR	SPDR S&P Emerging Europe	STBMEECQ	65	1.0	✓
FNI	First Trust ISE Chindia	ICK	55	0.2	✓
ASEA	Global X Asean 40	TAS40NU	53	1.0	
YAO	Guggenheim China All-Cap	ACNACTR	44	0.4	✓
EGPT	Market Vectors Egypt Index	MVEGPTTR	40	1.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
EWZS	iShares MSCI Brazil SC	MSLUBRZN	$36	$0.8	
PEK	Market Vectors China	CSIR0300	34	0.9	
RBL	SPDR S&P Russia	SPCQXRUP	32	0.9	
ECNS	iShares MSCI China SC	MSLUCHNN	30	0.8	
FCHI	iShares FTSE China	CH80	29	0.2	
PLND	Market Vectors Poland	MVPLNDTR	24	0.3	
SCIN	EGShares India SC	ISCINT	18	0.1	
BICK	First Trust BICK	BIQ	17	0.2	
PMNA	PwrShr MENA Frontier Cntry	QMNX	15	0.1	
MES	Market Vectors Gulf States	MVMESTR	13	0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	12	0.2	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	12	0.0	
RSXJ	Market Vectors Russia SC	MVRSXJTR	11	0.4	
BRAZ	Global X Brazil MC	SOLBRAZ	11	0.2	
BBRC	EGShares Beyond BRICs	IBBRCT	10	0.1	
AND	Global X FTSE Andean 40	TANDE40U	9	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	8	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	6	0.3	
DBBR	db X-trckrs MSCI Braz Hdg	M0BRHUSD	6	0.2	
ASDR	VctyShrs Emerg Asia DR	BKDEATR	5	0.0	
EEME	iShares MSCI EM EMEA	NDDUEMEA	5	0.1	
NGE	Global X Nigeria Index	NGE	4	0.2	
ARGT	Global X FTSE Argentina 20	TARG20U	4	0.1	
SMIN	iShares MSCI India SC	MSLUINDN	3	0.0	
COLX	Market Vectors Colombia	MVCOLXTR	2	0.0	
RUDR	VctyShrs Russia Sel DR	BKRUST	2	0.1	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	2	0.0	
AZIA	Glb X Centr Asia & Mongol	AZIA	1	0.0	
Emerging Markets – General					
VWO	Vanguard FTSE EM	FTSSALEM	$47,261	$817.6	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	33,567	2,526.3	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	1,593	23.7	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	781	5.7	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	758	8.1	✓
ADRE	BLDRS EM 50 ADR	BKTEM	225	1.7	
GMM	SPDR S&P Emg Mkts	STBMEMU	163	2.2	
FRN	Guggenheim Frontier Mkts	BKNFRR	89	1.5	
EEMS	iShares MSCI EM SC	MSLUEMRN	31	0.6	
DBEM	db X-trackers MSCI EM Hdg	M0EMHUSD	12	0.3	
EVAL	iShares MSCI EM Value	NUVEEMVN	11	0.1	
AGEM	EGShares GEMS Composite	DJEEGT	10	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	9	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	5	0.0	
EMCR	EGShares EM Core	SPEMCRT	4	0.0	
EMDR	VelocityShares EM DR	BKDEMT	2	0.1	
EMFT	SPDR MSCI EM 50	MXEF50	2	0.0	
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,515	$511.1	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,369	477.9	✓
UWM	ProShares Ultra R2000	RTY	1,310	51.4	✓
UYG	ProShares Ultra Financials	DJUSFN	799	43.3	✓
TNA	Direxion Daily SC Bull 3x	RTY	546	488.0	✓
QLD	ProShares Ultra QQQ	NDX	529	148.2	✓
UPRO	ProShares UltraPro SP500	SPX	469	190.4	✓
NUGT	Direxion Gld Mnrs Bull 2x	GDM	380	93.4	✓
URE	ProShares Ultra RealEstate	DJUSRE	375	10.3	✓
DDM	ProShares Ultra Dow30	INDU	260	26.6	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
SPXL	Direxion Daily SPX Bull 3x	SPX	$259	$63.8	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	245	232.1	✓
EDC	Direxion Daily EM Bull 3x	MXEF	245	21.5	✓
TQQQ	ProShares UltraPro QQQ	NDX	236	115.1	✓
ERX	Direxion Daily Ener Bull 3x	IXE	190	42.9	✓
DRN	Direxion Daily RE Bull 3x	RMZ	150	15.6	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	142	8.9	✓
URTY	ProShares UltraPro R2000	RTY	129	19.2	✓
ROM	ProShares Ultra Technology	DJUSTC	112	2.1	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	109	5.7	✓
TECL	Direxion Daily Tech Bull 3x	IXT	102	7.2	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	94	3.4	✓
MVV	ProShares Ultra SP 400	MID	90	16.2	✓
UDOW	ProShares UltraPro Dow30	INDU	78	17.7	✓
RXL	ProShares Ultra HealthCare	DJUSHC	66	1.2	
YINN	Direxion Daily China 3x Bull	BKTCN	65	2.7	✓
SOXL	Direxion Semicond Bull 3x	SOX	60	10.4	✓
MIDU	Direxion Daily MC Bull 3x	MID	47	4.6	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	41	2.2	✓
CURE	Direxion HlthCr Bull 3x	IXV	38	2.1	✓
XPP	ProShares Ultra FTSE China	XINOU	33	1.8	✓
UMDD	ProShares UltraPro Mid400	MID	33	2.9	✓
EET	ProShares Ultra MSCI EM	MXEF	31	1.2	✓
USD	ProShares Ultra Semicond	DJUSSC	30	0.7	✓
DZK	Direxion Daily DM Bull 3x	MXEA	29	0.7	✓
SAA	ProShares Ultra S&P600	SML	29	0.3	✓
GASL	Direxion Nat Gas Bull 2x	FUM	28	3.0	✓
UXI	ProShares Ultra Industrial	DJUSIN	27	0.3	✓
RUSL	Direxion Russia Bull 3x	MVRSX	26	1.4	✓
INDL	Direxion India Bull 3x	III	24	1.1	✓
UKF	ProShares Ultra R1000 Gro	RLG	18	0.0	
UCC	ProShares Ultra Cons Svcs	DJUSCY	18	0.2	
UKK	ProShares Ultra R2000 Gro	RUO	16	0.5	
UGE	ProShares Ultra Cons Goods	DJUSNC	15	0.1	
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	15	0.6	✓
RETL	Direxion Retail Bull 3x	RU15SRTL	15	0.4	
FINU	ProShares UltraPro 3xFins	DJUSFN	14	0.3	
UKW	ProShares Ultra RussMCGro	RDG	11	0.0	
UVT	ProShares Ultra R2000 Val	RUJ	10	0.2	
UPW	ProShares Ultra Utilities	DJUSUT	10	0.5	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	10	0.2	
UWC	ProShares Ultra R3000	RAY	9	0.0	
UVU	ProShares Ultra RussMCVal	RMV	9	0.1	
UPV	ProShr Ultra Europe	FTAD06	9	0.2	
EFO	ProShares Ultra MSCI EAFE	MXEA	8	0.1	
UVG	ProShares Ultra R1000 Val	RLV	7	0.1	
KRU	ProShares Ult KBW Reg Bank	KRX	7	0.2	
JPNL	Direxion Japan 3X Bull	NDDUJN	7	0.4	✓
UMX	ProShr Ultra MSCI Mex Cap	MXMXSIM	6	0.1	
LTL	ProShares Ultra Telecomm	DJSTEL	5	0.0	
MATL	Direxion Basic Mat Bull 3x	IXB	3	0.2	
BRZU	Direxion Brazil Bull 3X	M1BR2550	2	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	2	0.1	
KORU	Direxion SK Bull 3X	M1KR2550	2	0.1	
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$2,032	$99.5	✓
SDS	ProShares UltraShort SP500	SPX	1,801	478.8	✓
TZA	Direxion Daily SC Bear 3x	RTY	797	343.7	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	576	211.5	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
SPXU	ProShares UltPro Shrt SP500	SPX	$545	$163.2	✓
EUM	ProShares Short MSCI EM	MXEF	385	6.6	
RWM	ProShares Short R2000	RTY	383	22.4	✓
QID	ProShares UltraShort QQQ	NDX	372	111.4	✓
DOG	ProShares Short Dow30	INDU	302	12.2	✓
DXD	ProShares UltraShort Dow30	INDU	271	32.4	✓
TWM	ProShares UltSh R2000	RTY	251	42.7	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	203	70.9	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	193	39.4	✓
PSQ	ProShares Short QQQ	NDX	192	13.3	✓
EFZ	ProShares Short MSCI EAFE	MXEA	179	4.1	✓
FXP	ProShares UltSh FTSE China	XINOI	170	4.8	✓
EEV	ProShares UltSh MSCI EM	MXEF	162	4.0	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	123	20.3	✓
SKF	ProShares UltSh Financials	DJUSFN	121	11.7	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	106	76.3	✓
SDOW	ProShares UltraPro Shrt D30	INDU	103	19.0	✓
DUST	Direxion Gld Mnrs Bear 2x	GDM	85	56.8	✓
REK	ProShares Shrt Real Estate	DJUSRE	72	0.9	
DUG	ProShares UltSh Oil & Gas	DJUSEN	70	10.1	✓
SRTY	ProShares UltraPro Shrt R2	RTY	69	15.5	✓
EPV	ProShares UltSh Eur	FTADO6	67	3.7	✓
ERY	Direxion Daily Ener Bear 3x	IXE	66	16.8	✓
SRS	ProShares UltSh Real Est	DJUSRE	57	3.8	✓
SOXS	Direxion Semicond Bear 3x	SOX	43	6.9	✓
SEF	ProShares Short Financials	DJUSFN	36	1.1	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	33	3.8	✓
MYY	ProShares Short SP 400	MID	27	0.9	
TECS	Direxion Daily Tech Bear 3x	IXT	21	2.0	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	18	1.1	✓
SBB	ProShares Short S&P600	SML	17	3.2	
MZZ	ProShares UltraSh SP 400	MID	16	0.9	✓
DRV	Direxion Daily RE Bear 3x	RMZ	15	2.3	✓
DPK	Direxion Daily DM Bear 3x	MXEA	11	0.5	✓
YANG	Direxion Daily China 3x Bear	BKTCN	11	0.5	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	11	0.3	✓
MIDZ	Direxion Daily MC Bear 3x	MID	10	0.9	✓
EWV	ProShares UltSh MSCI Japan	MXJP	10	1.3	✓
SSG	ProShares UltSh Semicond	DJUSSC	9	0.7	✓
REW	ProShares UltSh Technology	DJUSTC	8	0.2	✓
BRZS	Direxion Brazil Bear 3X	MXBR2550	8	0.2	
SDD	ProShares UltraShort SP600	SML	8	0.2	
YXI	ProShares Shrt FTSE China	XINOU	6	0.2	
GASX	Direxion Nat Gas Bear 2x	FUM	6	1.8	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	6	0.3	
SKK	ProShares UltSh R2000 Gro	RUO	5	0.1	
RUSS	Direxion Russia Bear 3x	MVRSX	5	1.0	✓
SBM	ProShares Shrt Basic Mat	DJUSBM	5	0.1	
SZK	ProShares UltSh Cons Good	DJUSNC	5	0.0	
SIJ	ProShares UltSh Industrial	DJUSIN	5	0.1	✓
SMDD	ProShares UltraPro Shrt SP4	MID	5	0.6	✓
SFK	ProShares UltSh R1000 Gro	RLG	4	0.0	
BIS	ProShr UltShrt Nsdq Biotech	NBI	4	0.3	✓
DDG	ProShares Short Oil & Gas	DJUSEN	4	0.0	
SDP	ProShares UltSh Utilities	DJUSUT	4	0.2	
JPNS	Direxion Japan 3X Bear	NDDUJN	3	0.2	✓
RXD	ProShares UltSh HealthCare	DJUSHC	3	0.1	
KORZ	Direxion SK Bear 3X	MXKR2550	3	0.1	
TWQ	ProShares UltraShort R3000	RAY	3	0.0	
FINZ	ProShares UltraPro Sh Fins	DJUSFN	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
KRS	ProShares Short KBW Reg Bk	KRX	$2	$0.0	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	2	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	1	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	1	0.0	
SMK	ProShares UltSh MSCI Mex	MXMX5IM	1	0.1	
SDK	ProShares UltSh RussMCGr	RDG	1	0.0	
SJF	ProShares UltSh R1000 Val	RLV	1	0.0	
SJH	ProShares UltSh R2000 Val	RUJ	1	0.1	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$16,190	$89.8	✓
DVY	iShares Select Dividend	DJDVY	12,240	74.0	✓
SDY	SPDR S&P Dividend	SPHYDATR	12,186	71.3	✓
VYM	Vanguard High Div Yield	TGPVAN	6,290	36.3	✓
HDV	iShares High Dividend	MDYFT	3,185	33.8	✓
DLN	WisdomTree LC Div	WTLDITR	1,670	12.6	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,146	5.6	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	1,083	10.1	✓
DES	WisdomTree SC Div	WTSDITR	731	4.8	✓
DHS	WisdomTree Equity Income	WTHYE	725	3.8	
FVD	First Trust Value Line Div	VLFVD	679	3.2	
DON	WisdomTree MC Div	WTMDITR	666	4.5	
FDL	First Trust Mrngstr Div	MDL	602	4.9	
DTD	WisdomTree Total Dividend	WTDITR	337	1.7	
PEY	PowerShares HY Equity Div	DAYTR	325	1.4	
PFM	PowerShares Div Achievers	DAATR	311	1.3	
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	291	3.2	
KBWD	PwrShrs KBW High Div Fin	KDXTR	235	2.3	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	160	1.6	✓
SPHD	PowerShares SPS High Div	SP5LVHDT	140	2.1	
QDF	FlexShares Quality Div	NTUQD	115	1.0	
DGRW	WisdomTree US Div Growth	WTDGITR	27	1.2	✓
QDEF	FlxShrs Quality Div Defens	NTUQDDF	24	0.2	
QDYN	FlxShrs Quality Div Dynam	NTUQDDY	6	0.0	
International					
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	$10,692	$279.9	✓
DEM	WisdomTree EM Equity	WTEMHYTR	4,652	44.4	✓
IDV	iShares Intl Select Div	DJEPCSDT	2,019	16.4	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,462	10.3	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	1,223	11.0	✓
PID	PowerShares Internat Div	DATTR	890	5.0	✓
SDIV	Global X SuperDividend	SOLSDIV	633	9.4	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	565	2.8	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	479	6.2	✓
DWM	WisdomTree DEFA	WTIDFATR	446	1.8	
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	339	3.9	✓
DOO	WisdomTree Intl Div	WTIDXFTR	324	1.6	
FGD	First Trust DJ Glb Sel Div	DJGSD	317	2.2	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	237	4.4	✓
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	215	0.9	
DOL	WisdomTree Intl LC Div	WTIDLCTR	212	1.1	
DVYE	iShares EM Dividend	DJEMDIVR	145	1.7	
DIM	WisdomTree Intl MC Div	WTIDMCTR	117	0.5	
DEW	WisdomTree Global Equity	WTGDHYTR	99	0.5	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	76	0.4	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	72	0.8	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	69	0.6	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
International (continued)					
AUSE	WisdomTree Australia Div	WTIDAUST	$63	$0.6	
DFE	WisdomTree Europe SC Div	WTIDESTR	58	0.9	
FDD	First Trust STOXX EUSelDiv	SD3L	44	0.5	
DIV	Global SuperDividend US	IDIVT	40	1.2	
DVYA	iShares Asia/Pac Div	DJAPSDT	39	0.6	
CHXF	WisdomTree CH Div Ex-Fins	WTCXFTR	25	0.4	
GULF	WisdomTree Middle East Div	WTEMMETR	19	0.2	
IQDF	FlxShrs Intl Qual Div	NTIQD	19	0.4	
WDIV	SPDR S&P Global Dividend	SPGDAUP	6	0.1	
DXJS	WisdomTree Japan Hedged SC	WTJSEH	3	0.5	
DXPS	WisdomTree UK Hedged Equit	n/a	3	0.0	
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	3	0.4	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDY	2	0.0	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDF	2	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide Q2 2013

FICC

Exchange Traded Funds (ETFs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$19,508	$276.4	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	13,864	382.1	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	10,738	74.4	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	9,163	246.2	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	6,238	53.2	
CIU	iShares Interm Credit	LUICTRUU	6,000	37.0	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	3,220	40.0	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	3,010	17.0	
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	2,463	31.6	✓
SJNK	SPDR Barc ShTrm High Yld	BHYSTRUU	1,476	21.3	
CFT	iShares Credit Bond	LUCRTRUU	1,195	13.7	
VCLT	Vanguard LT Corporate	LD07TRUU	785	19.1	✓
PHB	PowerShares Fund HY Corp	RAFIHY	656	9.9	✓
BSJF	Guggenheim BultShr '15 HY	BSJKF	427	3.5	
ITR	SPDR Barc Interm Credit	LD06TRUU	404	3.2	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	390	1.7	
BSJE	Guggenheim BultShr '14 HY	BSJKE	317	2.3	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	284	1.8	
CLY	iShares 10+Yr Credit	CY09	282	7.3	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	274	2.0	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	270	1.8	
IHY	Market Vectors Intl HY Bd	HXUS	261	2.2	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	255	1.6	
BSJD	Guggenheim BultShr '13 HY	BSJKD	215	1.6	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	190	0.8	
BSJG	Guggenheim BultShr '16 HY	BSJKG	156	1.6	
CORP	PIMCO Invest Grade Corp Bd	CDA0	140	1.9	
IBCC	iShrsBnd '18 Corp ex-Fin	BM18TRUU	121	0.5	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	105	1.1	
LWC	SPDR Barc LT Credit	LD07TRUU	96	3.4	
BSJI	Guggenheim BultShr '18 HY	BSJKI	78	1.0	
BSJH	Guggenheim BultShr '17 HY	BSJKH	65	1.2	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	61	0.6	
IBCD	iShrsBnd '20 Corp ex-Fin	BM20TRUU	47	0.6	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	45	0.5	
IBCE	iShrsBnd '12 Corp ex-Fin	BM23TRUU	37	0.5	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	34	0.3	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	31	0.3	
HYHG	ProShares HY-Int Rate Hdgd	CFIIHYHG	27	0.3	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	23	0.8	
IBCB	iShrsBnd '16 Corp ex-Fin	BM16TRUU	20	0.4	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	20	0.1	
ENGN	iShares Industrials Bnd	LUAITRUU	19	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	10	0.1	
MONY	iShares Financials Bnd	LUFITRUU	10	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	10	0.2	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	10	0.2	
AMPS	iShares Utilities Bnd	LUAUTRUU	10	0.4	
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$15,743	$155.0	✓
SHY	iShares 1-3 Yr Treas	LT01TRUU	8,410	88.1	✓
SHV	iShares Short Treas	LT12TRUU	5,016	69.4	
IEI	iShares 3-7 Yr Treas	LT13TRUU	4,638	71.1	✓
IEF	iShares 7-10 Yr Treas	LT09TRUU	4,206	92.9	✓
TLT	iShares 20+ Yr Treas	LT11TRUU	3,702	980.3	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	1,729	9.3	
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	1,552	28.5	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,045	9.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Government (continued)					
VTIP	Vanguard ST Inflat-Protect	LTPSTRUU	$748	$8.9	
IPE	SPDR Barclays TIPS	BCIT1T	647	4.7	
STIP	iShares 0-5Yr TIPS Bond	LTPSTRUU	581	4.8	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	522	1.5	
SCHP	Schwab US TIPs	LBUTTRUU	504	4.5	
SCHO	Schwab Short-Term US Treas	LT01TRUU	371	3.5	
TLH	iShares 10-20Yr Treas	LT10TRUU	348	11.2	✓
VGSH	Vanguard ST Govt	BFA3TRUU	279	2.6	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	214	2.1	
ITE	SPDR Barc Interm Treasury	LT08TRUU	190	1.1	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	155	3.0	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	152	0.7	
VGIT	Vanguard Interm Govt	BGF3TRUU	142	2.4	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	137	1.1	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	103	2.7	✓
VGLT	Vanguard LT Govt	BGFLTRUU	88	3.9	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	84	2.0	✓
GOVT	iShares US Treas Bond	LUATTRUU	76	2.3	
TIPZ	PIMCO Broad US TIPS	G0QI	72	1.4	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	57	1.7	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	21	0.2	
TRSY	PIMCO Broad US Treasury	G0QL	13	0.0	
TIPX	SPDR Barclays 1-10 Yr TIPS	n/a	12	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	11	0.2	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	6	0.1	
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$16,650	$109.0	✓
AGG	iShares Core Total US Bond	LBUSTRUU	14,650	128.9	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	12,389	87.2	
MBB	iShares MBS	LUMSTRUU	5,763	54.4	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	4,584	71.0	✓
BIV	Vanguard Interm Bond	BFA0TRUU	4,233	24.1	✓
FLOT	iShares Floating Rate Bond	BFUSTRUU	2,044	26.9	
CWB	SPDR Barc Convertible Bond	LUCCTRUU	1,256	14.4	✓
GVI	iShares IntermGov/Crd	LF97TRUU	1,187	7.2	
BAB	PowerShares Build America	BABS	872	8.9	
BLV	Vanguard Long-Term Bond	BFALTRUU	687	7.7	✓
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	686	4.2	
VMBS	Vanguard MBS	LMBCTRUU	527	5.5	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	441	4.3	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	400	3.7	
AGZ	iShares Agency Bond	LUAASIUU	392	2.2	
GBF	iShares Govt/Credit	LUGCTRUU	170	1.7	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	90	0.8	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	77	1.9	
CMBS	iShares CMBS Bnd	LUCMTRUU	73	1.0	
ILTB	iShares Core Long-Term Bnd	LGCSTRUU	59	2.9	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	46	0.6	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	42	0.7	
ISTB	iShares Core ST US Bond	LD04TRUU	35	0.8	
GNMA	iShares GNMA Bond	LGNMTRUU	28	0.3	
FTSL	First Trust Senior Loan	n/a	27	0.7	
MBG	SPDR Barc MBS	LUMSTRUU	24	0.4	
COBO	ProShares USD Covered Bond	BNIXCOVD	7	0.2	
GMTB	Columbia Core Bond	LBUSTRUU	5	0.0	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

9

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$4,338	$124.0	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	1,919	41.7	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	1,868	14.2	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	1,704	20.3	✓
EMLC	Market Vectors EM Local Curr	GBIEMCOR	1,262	18.0	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,154	13.5	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	613	4.1	
BNDX	Vanguard Total Intl Bond	BGRCTRUH	421	21.6	
IGOV	iShares Intl Treas	SPBDXUTR	413	5.0	
EMHY	iShares EM HY Bd	MSBIEHTR	227	1.8	
HYEM	Market Vectors EM HY	EMHY	218	2.9	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	210	1.7	
IBND	SPDR Barc Intl Corp Bond	BC18TRUU	183	2.6	
ISHG	iShares 1-3 Intl Treas Bd	SPBDXU3T	145	2.2	
PICB	PwrShr Intl Corp Bond	SPBDICBT	139	1.9	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	124	1.7	
ITIP	iShares Intl Inflation-Link	WXDI	113	1.3	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	106	2.9	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	87	0.9	
VWOB	Vanguard EM Govt Bond	BUECTRUU	68	2.1	
GHYG	iShares Glb HY Bd	IBOAMZDB	66	0.8	
AUNZ	WisdomTree AU & NZ Debt	n/a	53	0.9	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	41	0.5	
CEMB	iShares EM Corp Bd	MSBIERTR	39	0.3	
AUD	PIMCO Australia Bond	AUDL	39	0.6	
GTIP	iShares Glb Inflation-Link	WODI	34	0.5	
CAD	PIMCO Canada Bond	CADG	31	0.7	
BONO	Mkt Vect LatAm Agg Bond	LATS	28	0.9	
EMCD	SPDR BofA ML EM Bnd	EMSD	15	0.1	
GLCB	WisdomTree Global Corp Bd	n/a	14	0.0	
PFEM	PwrShrs Fundam EM Loc Debt	CCRFEMEU	9	0.2	
PGHY	PowerShares Glbl ST HY	DBLQSTHY	6	0.1	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.1	
EU	WisdomTree Euro Debt	n/a	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.0	
BUND	PIMCO Germany Bond	GEDL	3	0.0	
Municipal					
MUB	iShares Natl AMT-Free	SPMUNUST	$3,408	$29.4	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	1,921	14.9	
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,065	8.6	✓
HYD	Market Vectors HY Muni	LMEHTR	901	17.2	✓
PZA	PwrShrs Insured Natl Muni	UPCM	792	9.2	✓
ITM	Market Vectors Interm Muni	LMT2TR	669	6.4	
SUB	iShares ST Natl AMT-Free	SPMUSYRT	640	4.6	
CMF	iShares CA AMT-Free	SPMUNCAT	277	2.3	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	233	2.1	
SMB	Market Vectors Short Muni	LMT1TR	218	1.7	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	210	3.1	
MUNI	PIMCO Intermediate Muni	LM17TR	184	2.1	
NYF	iShares NY AMT-Free	SPMUNNYT	135	0.9	
MLN	Market Vectors Long Muni	LMT3TR	95	1.2	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	92	0.7	
MUAF	iShares 2017 AMT-Free	SPMUS17T	76	0.5	
PWZ	PwrShrs Insured CA Muni	UPCC	71	0.5	
MUAD	iShares 2015 AMT-Free	SPMUS15T	68	0.5	
PZT	PwrShrs Insured NY Muni	UPNY	62	0.3	
MUAE	iShares 2016 AMT-Free	SPMUS16T	61	0.5	
MUAC	iShares 2014 AMT-Free	SPMUS14T	54	0.5	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
Municipal (continued)					
MUAB	iShares 2013 AMT-Free	SPMUS13T	$38	$0.4	
PRB	Market Vectors Pre-Ref Muni	LMPETR	32	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	31	0.2	
RVNU	db X-Trckrs Muni Infr Rev	DBIQRVNU	16	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	15	0.2	
MUAG	iShr '18 S&P AMT-Free Muni	SPMUS18T	10	0.2	
CMMB	Columbia Interm Muni Bond	n/a	5	0.1	
Commodities					
DBP	PwrShrs DB Precious Metals	GOLDLNPM	$37,634	$1,834.6	✓
DGL	PowerShares DB Gold	GOLDLNPM	7,163	120.0	✓
CRBQ	Jefferies TR/J CRB GlbComm	DBLCIX	6,207	59.1	✓
GLTR	ETFS Physical Prec Metal	SLVRLN	6,159	300.9	✓
CORN	Teucrium Corn Fund	DBAGIX	1,496	22.0	✓
GCC	GreenHaven Commodity	GOLDLNPM	1,200	14.6	✓
DBS	PowerShares DB Silver	SPGSCITR	1,072	6.9	✓
NAGS	Teucrium Natural Gas Fund	n/a	956	113.2	✓
USAG	United States Agriculture	PLTMLNPM	834	10.7	
SGOL	ETFS Gold Trust	n/a	655	182.9	✓
UNL	US 12 Month Natl Gas	PLDMLNPM	557	7.5	
USO	United States Oil	SDCITR	506	3.1	
DBO	PowerShares DB Oil	CCITR	407	3.1	✓
DBA	PowerShares DB Agriculture	DBOLIX	375	8.1	✓
GLD	SPDR Gold Shares	SLVRLN	339	6.2	✓
CPER	United States Copper	DBBMIX	291	4.8	✓
CRUD	Teucrium Crude Oil Fund	DBENIX	244	3.3	✓
DBB	PowerShares DB Base Met	DBPMIX	218	3.7	✓
UHN	US Deisel-Heating Oil	n/a	173	1.6	
DBE	PowerShares DB Energy	DGLDIX	167	6.3	✓
PPLT	ETFS Platinum Trust	n/a	75	0.9	✓
CANE	Teucrium Sugar	CRBQX	62	0.3	✓
SLV	iShares Silver Trust	GOLDLNPM	61	0.1	
IAU	iShares Gold Trust	n/a	57	2.0	✓
AGOL	ETFS Asian Gold Trust	n/a	41	3.1	✓
BNO	United States Brent Oil Fd	TCORN	38	2.6	✓
DBC	PowerShares DB Commodity	DBSLIX	32	0.5	✓
PALL	ETFS Physical Palladium	n/a	27	0.6	✓
WITE	ETFS White Metals Basket	n/a	26	0.3	
SIVR	ETFS Physical Silver	TWEAT	7	0.3	✓
GSG	iShares S&P GSCI Comm	TSOYB	7	0.2	✓
USL	United States 12 Month Oil	n/a	6	0.2	
UNG	United States Natural Gas	TNAGS	3	0.0	
SOYB	Teucrium Soybean	TCANE	3	0.1	
USMI	United States Metals	SDAITR	2	0.0	
TAGS	Teucrium Agricultural	SCITR	2	0.0	
WEAT	Teucrium Wheat	SDMITR	2	0.0	
UGA	United States Gasoline	TCRUD	2	0.0	
USCI	US Commodity Index	TTAGS	2	0.0	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$918	26.4	✓
FXA	CurrencyShares AUD	n/a	397	21.9	✓
FXC	CurrencyShares CAD	n/a	381	9.1	✓
FXF	CurrencyShares CHF	n/a	260	4.5	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	253	4.3	✓
CYB	WisdomTree CNY	n/a	229	1.6	✓
FXE	CurrencyShares Euro	n/a	223	90.4	✓
CEW	WisdomTree EM Curr	n/a	222	2.6	✓
FXY	CurrencyShares JPY	n/a	131	70.8	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies (continued)					
UDN	PowerShares DB USD Bear	USDDNX	$67	$1.7	✓
FXB	CurrencyShares GBP	n/a	66	7.6	✓
FXS	CurrencyShares SEK	n/a	66	0.5	✓
BZF	WisdomTree BRL	n/a	45	0.5	✓
ICN	WisdomTree INR	n/a	30	0.4	✓
CCX	WisdTree Commodity Curr	n/a	18	0.1	
FXCH	CurrencyShrs Ch Renminbi	n/a	8	0.1	
FXSG	CurrencyShares SGD	n/a	8	0.2	
Leveraged – FICC					
UST	ProShares Ultra 7-10 Treas	LT09TRUU	$704	$31.8	✓
AGQ	ProShares Ultra Silver	SLVRLN	430	51.3	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	224	50.4	✓
UGL	ProShares Ultra Gold	GOLDLNPM	147	14.5	✓
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	62	8.4	✓
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	30	6.0	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	27	1.5	✓
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	5	0.1	
UCD	ProShares Ult DJ-UBSComm	DJUBS	4	0.0	
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	4	0.3	✓
ULE	ProShares Ultra Euro	n/a	3	0.1	✓
GDAY	ProShares Ultra AUD	n/a	3	0.0	
YCL	ProShares Ultra Yen	n/a	3	0.2	✓
UJB	ProShares Ult High Yield	IBOXHY	3	0.2	
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,935	$352.2	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	1,274	27.2	✓
YCS	ProShares UltraSh Yen	n/a	545	43.8	✓
EUO	ProShares UltraSh Euro	n/a	510	19.3	✓
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	494	27.3	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	321	2.9	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	285	42.8	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	141	27.4	✓
ZSL	ProShares UltSh Silver	SLVRLN	82	31.4	✓
SJB	ProShares Short High Yield	IBOXHY	77	2.1	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	74	3.1	✓
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	61	0.4	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	35	0.7	
CROC	ProShares UltraShort AUD	n/a	23	0.6	✓
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	18	2.7	✓
DNO	United States Short Oil	n/a	17	0.7	✓
TPS	ProShares UltraShort TIPS	LBUTTRUU	9	0.1	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	9	0.1	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	7	0.1	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	5	0.0	
EUFX	ProShares Short Euro	n/a	4	0.0	✓
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	4	0.1	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	3	0.1	✓
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

11

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Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
BOND	Pimco Total Return	LBUSTRUU	$4,332	$66.3	✓
MINT	PIMCO Enhan Short Matur	SBMMTB3	3,796	40.4	
ALD	WisdomTree Asia Local Debt	HSLIALBI	520	3.4	✓
SRLN	SPDR Blackstone/GSO SrLoan	IBOXLLTR	335	7.7	
HYLD	Peritus High Yield	n/a	259	3.8	✓
HDGE	Ranger Equity Bear	SPX	217	5.8	✓
INKM	SPDR SSgA Income Allocation	MXWO	171	1.7	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	140	1.3	
RLY	SPDR SSgA Multi-Asset Real	n/a	130	1.1	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	117	1.4	
SYLD	Cambria Shareholder Yield	n/a	87	4.7	
MINC	AdvShr Newfleet Multi-Sect	n/a	83	1.5	
SMMU	PIMCO Short Term Muni Bon	n/a	63	0.6	
GAL	SPDR SSgA Glb Allocation	n/a	52	0.6	
GTAA	Cambria Global Tactical	n/a	50	0.3	
AGLS	Accuvest Global Long Short	MXWO	43	0.1	
PSR	PwrShrs Active US RE	FNER	33	0.3	
BABZ	PIMCO Build Amer Bond	LBABTRUU	31	1.1	
RAVI	FlxShr Ready Access VarInc	n/a	26	0.2	
FORX	PIMCO Foreign Curr Strat	W1TW	25	0.8	✓
HUSE	Huntington US Eqy Rotation	SPX	12	0.1	
IELG	iShares Enhanced US LC	RU10INTR	10	0.2	
RWG	Columbia Select LC Gro	RLG	9	0.0	
ONEF	Russell Equity	RUDEVLN	8	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	7	0.0	
GIVE	AdvisorShares Global Echo	n/a	6	0.1	
RRF	WisdomTree Glb Real Return	WODI	4	0.0	
QEH	QAM Equity Hedge	n/a	4	0.1	
GVT	Columbia Select LCVal	RIY	4	0.0	
IESM	iShares Enhanced US SC	RU20INTR	3	0.0	
RPX	Columbia LC Growth	RLG	2	0.1	
RRGR	AdvShrs Glb Alpha & Beta	n/a	1	0.0	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$2,021	$7.7	
EPI	WisdomTree India Earnings	WTEMINTR	718	59.2	✓
PRFZ	PowerShares FR US 1500	FR15US	647	2.3	
PXF	PowerShares FR DM ex US	FRX1XTR	544	2.4	
PXH	PwrShrs FTSE RAFI EM	TFREMU	323	2.1	
EZM	WisdomTree MC Earnings	WTMEITR	240	1.2	
EES	WisdomTree SC Earnings	WTSEITR	220	1.0	
RWL	RevenueShares Large Cap	REVWLT	185	0.6	✓
RWJ	RevenueShares SC	REVWST	159	0.6	
RWK	RevenueShares Mid Cap	REVWMT	126	0.6	
PXMG	PowerShares Fundam MC Gro	RAFIMGTR	82	0.2	
PXLG	PowerShares Fundam Lrg Gro	RAFILGTR	81	0.7	
EPS	WisdomTree Earnings 500	WTEPSTR	74	0.2	
PDN	PwrShr FR DM x US SmMid	TFRDXUSU	70	0.3	
EXT	WisdomTree Total Earnings	WTEI	56	0.1	
PXSV	PowerShares Fundam SC Val	RAFISVTR	52	0.3	
PAF	PwrShrs FR Asia Pac x JP	TRDAPXJU	50	0.5	
PXMV	PowerShares Fundam MC Val	RAFIMVTR	32	0.2	
PXLC	PowerShares Fundam LC	RAFILCTR	29	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISGTR	26	0.1	
EZY	WisdomTree LC Value	WTEILVTR	25	0.1	
RTR	RevenueShares ADR	REVWADRT	24	0.1	
PXMC	PowerShares Fundam MC	RAFIMCTR	23	0.1	
PXSC	PowerShares Fundam SC	RAFISCTR	14	0.0	
PXLV	PowerShares Fundam Lrg Val	RAFILVTR	10	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Life Cycle and Allocation					
AOR	iShares Growth Allocation	SPTGGUT	$201	$1.4	
AOM	iShares Moderate Alloc	SPTGMUT	183	1.2	
AOA	iShares Aggress Alloc	SPTGAUT	159	1.4	
AOK	iShares Conserv Alloc	SPTGCUT	132	0.8	
TZG	iShares Target 2020	SPTGT20T	35	0.2	
TDN	db X-trckrs 2030 Targ Date	TDAXTH	32	0.1	
TZV	iShares Target 2040	SPTGT40T	31	0.1	
TDH	db X-trckrs 2020 Targ Date	TDAXTW	31	0.1	
TDV	db X-trckrs 2040 Targ Date	TDAXFO	30	0.1	
TZI	iShares Target 2025	SPTGT25T	30	0.2	
TZL	iShares Target 2030	SPTGT30T	27	0.1	
TZE	iShares Target 2015	SPTGT15T	19	0.1	
TZO	iShares Target 2035	SPTGT35T	19	0.1	
TGR	iShares Target Retir	SPTGRIT	11	0.1	
TDX	db X-trckrs In-Target Date	TDAXIT	10	0.0	
TDD	db X-trckrs 2010 Targ Date	TDAXTN	10	0.0	
TZD	iShares Target 2010	SPTGT10T	8	0.0	
TZY	iShares Targ Date 2050	SPTGT50T	5	0.0	
TZW	iShares Targ Date 2045	SPTGT45T	3	0.0	
Long/Short					
CSM	ProShares LC Core Plus	CS13030	$162	$1.6	✓
HYLS	First Trust High Yield L/S	n/a	35	0.6	
RALS	ProShares RAFI Long/Short	RAFILS	15	0.5	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	15	0.1	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
SIZ	QuantShr US MktNeu Size	DJTMNSS	4	0.0	
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
CHEP	QuantShr US MktNeu Value	DJTMNSV	3	0.1	
FSU	FctrShr 2x SP5 Bll/USD Br	SPNUSDTR	2	0.0	
FSG	FctrShr 2x Gld Bll/SP5 Br	SPGDESTR	2	0.1	✓
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	2	0.1	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	2	0.1	
FOL	FctrShr 2x Oil Bll/SP5 Br	SPCOESTR	1	0.0	✓
FSE	FctrShr 2x SP5 Bll/TBnd Br	SPUSERPT	1	0.0	✓
MOM	QuantShr US MktNeu Moment	DJTMNMO	1	0.0	
FSA	FctrShr 2x TBnd Bll/SP5 Br	SPUSERPT	1	0.0	✓
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SPSLVIT	$4,625	$66.1	✓
USMV	iShares MSCI USA Min Vol	M00IMV$T	3,416	33.8	✓
CVY	Guggenheim Multi-Asset	ZAXYH	1,073	6.1	✓
PDP	PwrShrs Technical Leaders	DWTL	891	6.9	✓
PKW	PowerShares Buyback	DRBTR	805	7.7	✓
PWV	PowerShares Dyn LC Val	ILWTR	613	2.7	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	464	6.2	✓
FEX	First Trust LC AlphaDEX	DEFILCCI	460	2.6	
FNX	First Trust MC AlphaDEX	DEFIMCCI	442	2.5	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	438	2.2	
SPHB	PwrShrs S&P 500 High Beta	SPSHBIT	434	4.5	
QAI	IQ Hedge Multi-Strategy	IQHGMST	421	2.6	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	335	1.2	
FYX	First Trust SC AlphaDEX	DEFISCCI	273	1.8	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	249	1.2	
PWB	PowerShares Dyn LC Gro	ILHTR	223	0.6	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	157	0.7	✓
PWC	PowerShares Dyn Market	DYITR	148	0.4	
DWAS	PwrShrs DWA SC Tech Lead	DWATLSC	138	2.2	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	130	0.6	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
DEF	Guggenheim Defensive	SBRDETR	$123	$1.6	
NFO	Guggenheim Insider Sent	SBRINTR	119	0.7	
MTUM	iShares MSCI USA Momentum	M2US000$	110	0.2	
IYLD	iShes Mstar MultiAsset Inc	MAHIT	109	1.2	
VLUE	iShares MSCI USA Value Wgt	M2USVWGT	109	0.0	
SIZE	iShares MSCI USA Risk Wgt	M2USRWGT	107	0.1	
FAB	First Trust MultiCap Value	DEFIMCVI	85	0.7	
CZA	Guggenheim MC Core	ZAXMC	78	0.5	
GURU	Global X Top Guru Holdings	GURU	76	0.8	
BFOR	Barron's 400	B400T	48	2.9	✓
FVL	First Trust Value Line 100	VLFVL	48	0.1	
FTCS	First Trust Capital Strng	NQCAPSTT	40	0.2	
PHDG	PS S&P Downside Hdgd	SPVQDTR	39	0.5	
FYT	First Trst SC Val AlphaDEX	DEFISCVI	37	0.5	
FAD	First Trust MultiCap Gro	DEFIMCGI	36	0.2	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	33	0.6	
XMLV	PowerShares S&P MC Low Vol	SP4LVI	26	0.5	
PWO	PowerShares Dyn OTC	DYOTR	24	0.0	
FWDB	Madrona Global Bond	n/a	22	0.0	
FNY	First Trst MC Gro AlphaDEX	DEFIMDGI	21	0.2	
XSLV	PowerShares S&P SC Low Vol	SP6LVI	20	0.4	
PIQ	PwrShrs Dyn MagniQuant	DYHTR	20	0.1	
FWDD	Madrona Domestic	n/a	19	0.0	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	19	0.2	
FNK	First Trst MC Val AlphaDEX	DEFIMDVI	18	0.6	
FMK	First Trst Mega Cap AlphaDEX	DEFIMGCI	12	0.1	
GSRA	ALPS/GS Risk-Adj Ret US LC	GSRARUS	11	0.0	
FYC	First Trst SC Gro AlphaDEX	DEFISCGI	11	0.1	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUP	10	0.0	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOL	10	0.3	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOL	10	0.3	
MATH	Meidell Tactical Advantage	n/a	9	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUP	7	0.0	
RWV	RevShrs Navellier A-100	REVWLOUT	7	0.0	
DBIZ	AdvsrShrs PringTrnr BusCyc	n/a	6	0.1	
SPXH	VictyShrs Volatil Hdg LC	SPXHID	5	0.0	
KNOW	Direxion AC Insider Senti	SBRQAM	5	0.3	
TRSK	VictyShrs Tail Risk Hdg LC	TRSKID	5	0.0	
VSPY	Direxion S&P 500 RC Vol	SPSM1ST	5	0.3	
FVI	First Trust VL Eqty Alloc	VLFVI	5	0.0	
MRGR	ProShares Merger	SPLSALP	4	0.1	
International					
EEMV	iShares MSCI EM Min Vol	M00IEF$O	$2,171	$28.8	✓
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	1,018	5.7	
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	685	7.8	✓
PIE	PwrShrs EM Technical Lead	DWATREM	331	7.1	✓
PIZ	PwrShrs DM Tech Lead	DWATRDM	253	3.9	
EELV	PowerShares S&P EM Low Vol	SPEMLVUT	157	1.4	
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	131	1.5	
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	118	1.6	
FEM	First Trst EM AplhaDEX	DEFIEMCI	114	2.9	
HGI	Guggenheim Internat Multi	ZAXIH	109	0.5	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	98	1.7	
FDT	First Trst DM exUS AlphaDEX	DEFIDMCI	95	1.0	
HILO	EGShares Low Vol EM Div	IHILOT	94	1.2	
GYLD	Arrow DJ Global Yield	DJGYLDT	76	1.2	
GRES	IQ Global Resources	IQGREST	76	0.5	
FEP	First Trst Europe AlphaDEX	DEFIEUCI	60	0.4	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	25	0.3	
FJP	First Trst Japan AlphaDEX	DEFIJPCI	22	0.2	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRT	20	0.1	
FCAN	First Trust CA AlphaDEX	DEFICACT	18	0.7	
ACCU	Accuvest Global Opportuns	n/a	18	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
FSZ	First Trust CH AlphaDEX	DEFISWCT	$17	$0.3	
FWDI	Madrona International	n/a	15	0.1	
PERM	Global X Permanent	PERM	15	0.3	
FGM	First Trust DE AlphaDEX	DEFIGMCT	15	0.3	
FKU	First Trust UK AlphaDEX	DEFIUKCT	14	0.3	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	12	0.2	
GSMA	ALPS/GS MomemBuild MultAst	GSMOBUMA	12	0.1	
GSAX	ALPS/GS MomemBuild AsiaXJ	GSMOBUAX	9	0.0	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	9	0.4	
GSGO	ALPS/GS Momem Build Gro	GSMOBUGM	8	0.0	
IDHB	PwrShrs SP Intl Dev HighBta	SPIDHBIN	5	0.1	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	5	0.1	
FCA	Frst Trst China AlphaDEX	DEFICHCI	4	0.2	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	2	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	2	0.0	
FHK	First Trust HK AlphaDEX	DEFIHKCT	2	0.0	
FDTS	Frst Trst DM x US SC AlphaD	DEFIDSCT	2	0.0	
FTW	First Trust TW AlphaDEX	DEFITWCT	2	0.0	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	1	0.0	
Other					
PFF	iShares US Preferred	SPTREFTR	$10,667	$86.9	✓
AMLP	Alerian MLP	AMZI	6,573	57.2	✓
PGX	PowerShares Preferred	POP4	2,365	20.2	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,650	11.0	✓
PCEF	PowerShares CEF Income	CEFXTR	455	4.4	✓
EMLP	Frst Trst NA Energy Infra	n/a	393	4.0	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	392	2.8	✓
PSK	SPDR Wells Fargo Preferred	WAGG	354	4.2	
MOAT	Market Vectors Wide Moat	MWMFTR	247	2.2	
DSI	iShares MSCI KLD 400 Social	TKLD400U	221	0.7	
KLD	iShares MSCI USA ESG Sel	TFSSIU	211	0.6	
CSD	Guggenheim Spin-Off	CLRSOTR	208	2.6	
YMLP	Yorkville High Income MLP	YMLP	206	2.1	
PBP	PwrShrs S&P 500 BuyWrite	BXM	189	2.6	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	160	1.6	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	154	28.3	✓
EQL	ALPS Equal Sector Weight	BASMLESW	105	0.6	
IPFF	iShares Intl Pref Stck	SPPRIUN	96	1.4	
FPX	First Trust US IPO	IPXO	85	1.1	
FPE	First Trust Pref Sec & Inc	n/a	76	1.3	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	69	2.4	✓
MLPA	Global X MLP	SOLMLPA	65	0.6	
CPI	IQ Real Return	IQHGCPIT	55	0.4	
TTFS	TrimTabs Float Shrink	n/a	37	0.3	
SPFF	Global X SuperIncome Pref	SPPEYN	34	0.5	
EAPS	Pax MSCI EAFE ESG	TFAPESU	30	0.2	
HDG	ProShares Hedge Replicate	MLEIFCTX	24	0.7	
XMPT	Market Vectors CEF Muni	CEFMX	23	0.6	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	21	0.2	
YMLI	Yorkville High Inc Infr MLP	YMLI	20	0.3	
BIZD	Market Vectors BDC Income	MVBIZDTG	18	0.3	
HSPX	Horizons SP500 CoveredCall	SPXCC	17	1.3	
MNA	IQ Merger Arbitrage	IQMNAT	14	0.3	
CNPF	Global X Canada Pref	SOLPRECA	11	0.3	
MLPJ	Global X Junior MLP	SOLMLPJ	11	0.2	
FLAG	Forensic Accounting	FLAG	7	0.2	
VXDH	FT CBOE SPS VIX Tail Hedge	VXTH	6	0.0	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	6	0.1	
HVPW	US Eqy High Vol Put Write	PUTWRT	5	0.1	
YYY	Yield Shares High Income	YLDA	2	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.
* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide Q2 2013

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$1,622	$13.6	✓
RJI	Elements Rogers Commod	ROGRTR	656	4.5	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	243	0.9	
UCI	ETRACS CMCI Total Return	CMCITR	141	0.7	
GSP	iPath GSCI Total Return	SPGSCITR	99	1.0	
DJCI	ETRACS DJ-UBS Commodity	DJUBSTR	64	0.1	
LSC	Elements S&PComdtyTrends	SPTICTR	31	0.0	
CSCB	CS Commodity Benchmark	CSIXTR	25	0.0	
CSCR	CS Commodity Rotation	CSCUBKTR	24	0.0	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	16	0.2	
RGRC	RBS Rogers Enhanced Comm	RGRCID	11	0.2	
DPU	PwrShrs DB Commod Lg	DBCDIX	3	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$312	$11.0	✓
RJA	Elements Rogers Agricult	ROGRAGTR	304	2.5	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	107	2.0	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	91	3.4	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	91	2.8	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	88	0.5	✓
RJN	Elements Rogers Energy	ROGRENTR	60	0.3	✓
COW	iPath DJ UBS Livestock	DJUBLITR	59	0.9	✓
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	39	0.2	✓
BAL	iPath DJ UBS Cotton	DJUBCTTR	32	2.1	✓
PTM	ETRACS UBS Long Platinum	CTPLTR	31	0.3	✓
RJZ	Elements Rogers Metals	ROGRIMTR	30	0.2	
SGG	iPath DJ UBS Sugar	DJUBSBTR	28	0.9	✓
JJM	iPath DJ UBS Industrial	DJUBINTR	24	0.2	
FUD	ETRACS CMCI Food	CMFOTR	24	0.4	
NIB	iPath DJ UBS Cocoa	DJUBCCTR	23	0.8	✓
PGM	iPath DJ UBS Platinum	DJUBPLTR	19	0.1	
JJP	iPath DJ UBS Precious Met	DJUBPRTR	14	0.2	
UAG	ETRACS CMCI Agriculture	CMAGTR	13	0.3	
UBG	ETRACS CMCI Gold	CTGCTR	13	0.4	
GRU	Elements MLCX Grains	MLCXGRTR	11	0.1	✓
GASZ	ETRACS NatGas Fut Contango	GYY	11	0.9	
USV	ETRACS CMCI Silver	CTSITR	11	1.3	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.1	
RGRA	RBS Rogers Enhanced Agri	RGRAID	9	0.1	
OLO	PowerShares DB Oil Long	DBODIX	9	0.1	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	9	1.0	
JJE	iPath DJ UBS Energy	DJUBENTR	8	0.1	
JJS	iPath DJ UBS Softs	DJUBSOTR	7	0.3	✓
RGRI	RBS Rogers Enhanced IndMet	RGRIID	6	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	5	0.0	
JJN	iPath DJ UBS Nickel	DJUBNITR	5	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	5	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	4	0.1	
UBC	ETRACS CMCI Livestock	CMLVTR	4	0.1	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	4	0.1	
AGF	PowerShares DB Agr Long	DBADIX	4	0.0	
RGRE	RBS Rogers Enhanced Energy	RGREID	4	0.0	
JJT	iPath DJ UBS Tin	DJUBSNTR	3	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	3	0.0	
UBN	ETRACS CMCI Energy	CMENTR	3	0.1	
WEET	iPath Pure Beta Grains	BCC1GRPT	3	0.0	
RGRP	RBS Rogers Enhance PrecMet	RGRPID	3	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
LD	iPath DJ UBS Lead	DJUBPBTR	$3	$0.1	
JJU	iPath DJ UBS Aluminum	DJUBALTR	3	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	2	0.0	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	2	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	2	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.1	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	2	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	1	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	1	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	1	0.0	
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$38	$0.3	
ICI	iPath Optimized Curr Carry	BXIICIIP	13	0.4	
AYT	iPath GEMS Asia 8	BXIIGMA8	11	0.2	
ERO	iPath EUR/USD	n/a	6	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	3	0.1	
GBB	iPath GBP/USD	n/a	3	0.0	
JYN	iPath JPY/USD	n/a	2	0.1	
INR	Market Vectors-Rupee/USD	SPCBINR	2	0.1	
JEM	iPath GEMS Index	BXIIGEM1	1	0.1	
Leveraged/Inverse					
FBG	FI Enhanced Big Cap Growth	RU10GRTR	$831	$1.5	
FEEU	FI Enhanced Europe 50	SX5PGV	284	1.0	
MLPL	ETRACS UBS 2x Lng MLP	AMZI	190	3.8	
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	189	14.1	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	107	10.6	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	104	3.3	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	87	4.6	
USLV	VelocityShares 3x Silver	SPGSSIP	84	15.0	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	77	12.5	
DGZ	PowerShares DB Gold Short	DGLDIX	72	3.6	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	66	1.6	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	59	0.3	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	55	1.2	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	53	8.4	
SBND	PwrShr DB 3x Shrt 25+ Treas	DBBNDS	51	0.8	
MORL	ETRACS 2x Mortgage REIT	MVMORT	49	3.7	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	41	0.6	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	40	0.4	
UGLD	VelocityShares 3x Gold	SPGSGCP	25	3.7	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	24	0.3	
BXUC	Barc SPX + Long C Leverage	SPXT	23	0.3	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	23	10.4	
LBND	PwrShrs DB 3x Lng 25+ Trea	DBBNDL	23	0.2	
CSMB	CS Merger Arb Liquid 2x	CSLABMN	22	0.0	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	21	5.6	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	16	0.5	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	15	0.1	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	14	0.2	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	12	0.4	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	12	0.2	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	12	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

ETNs

15

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	$11	$0.1	
RTLA	iPath LX Russell 2000	RU20INTR	9	0.0	
ROLA	iPath LX Russell 1000	RU10INTR	8	0.0	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	7	0.0	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	7	0.0	
SZO	PowerShares DB Oil Short	DBODIXX	7	0.1	
DDP	PwrShrs DB Commod Sh	DBCDIXX	6	0.1	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	6	0.1	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	5	0.3	
SFLA	iPath LX S&P 500 TR	SPTR	5	0.1	
EMSA	iPath SE MSCI EM	NDUEEGF	5	0.0	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	4	0.0	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	4	0.1	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	4	0.1	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	4	0.0	
UUPT	PowerShares DB 3x Lng USD	USDUPX	4	0.2	
BXDB	Barc SPX + Short B Leverag	SPXT	4	0.0	
EMLB	iPath LE MSCI EM	NDUEEGF	3	0.0	
BXUB	Barc SPX + Long B Leverage	SPXT	3	0.0	
UWTI	VelocityShares 3x Crude	SPGSCLP	3	0.2	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	3	0.1	
IPLT	VelocityShares 2x Inv Plat	SPGSPLP	3	0.0	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	3	0.0	
BOS	PwrShrs DB Base Met Sh	DBBMIX	3	0.0	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	3	0.0	
DWTI	VelocityShrs 3x Inv Crude	SPGSCLP	2	0.2	
LPLT	VelocityShares 2x Platinum	SPGSPLP	2	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.0	
UDNT	PowerShares DB 3x Shrt USD	USDDNX	1	0.0	
UOIL	VelocityShares 3x Brent	SPGSBRP	1	0.0	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.1	
DOIL	VelocityShrs 3x Inv Brent	SPGSBRP	1	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,172	$1,061.8	✓
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	554	3.0	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	237	360.8	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	185	3.2	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	147	33.3	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	57	12.7	✓
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	33	2.9	
GLDI	Gold Shares Covered Call	QGLDI	22	0.4	✓
VIIX	VelocityShares VIX ShTrm	SPVXSP	17	7.9	✓
XVIX	ETRACS Long-Short VIX	SPVXTSER	14	0.2	
SLVO	CS Silver Shr Covered Call	QSLVO	12	0.2	
BWV	iPath CBOE SP500BuyWrite	BXM	9	0.1	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	6	0.3	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	5	0.0	
CVOL	C-Tracks ETN Volatility	CVOLT	2	0.1	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	2	0.1	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	2	0.0	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$6,014	$60.4	✓
FIGY	FI Enhanced Global HY	M2WDHDVD	1,083	8.6	
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	1,021	8.0	
MLPN	CS Cushing 30 MLP	MLPX	571	5.0	✓
INP	iPath MSCI India	NDEUSIA	381	3.7	✓
TRND	RBS US LC Trendpilot	TPLCUT	172	1.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
ATMP	Barclays ETN+ Select MLP	BXIIATMP	$144	$1.7	
CSMA	Credit Suisse Merger Arb	CSLABMN	71	0.2	
TBAR	RBS Gold Trendpilot	TPGLDUT	63	0.6	
TRNM	RBS US MC Trendpilot	TPMCUT	61	0.5	
AMU	ETRACS Alerian MLP Index	AMZ	60	0.8	
MLPY	MS Cushing MLP High Income	MLPY	48	0.4	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	40	1.0	
IMLP	iPath S&P MLP	SPMLP	36	0.2	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	33	0.3	
TNDQ	RBS NASDAQ 100 Trendpilot	TPNDQUT	22	0.1	
WMW	Elements Mrngstr Wide Moat	MWMFTR	22	0.2	
CSLS	CS Long/Short Liquid	CSLABLN	20	0.1	
DOD	Elements Dogs of the Dow	MUTR	19	0.2	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	16	0.2	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	14	0.0	
STPP	iPath US Treas Steepener	BXIIUSTP	14	0.2	
MLPW	E-TRACS Wells Fargo MLP	WML	13	0.1	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	11	0.2	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	10	0.1	
TCHI	RBS China Trendpilot	TPCHINUT	10	0.2	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	9	0.1	
GCE	Claymore CEF GS Connect	CLMRCEF	8	0.0	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	8	0.0	
TWTI	RBS Oil Trendpilot	TPOILUT	6	0.1	
DRGS	RBS Global Big Pharma	DGETR	6	0.0	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
FLAT	iPath US Treas Flattener	BXIIUSTP	5	0.1	
ALTL	RBS US L/C Alternator	ALTLCUT	5	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	4	0.0	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
CSMN	CS MktNeu Global Equity	HSCMN	3	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	3	0.1	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	2	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	0	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2013 to July 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide Q2 2013

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indices are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value P0356 | CSNY468850 v2 | July 2013

2013 Options Expiration Calendar

January

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

February

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28		

March

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

April

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

May

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

June

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

July

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

August

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

September

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

October

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

November

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

December

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

- □ Equity, index, and cash-settled currency options expiration date[1]
- ■ A.M.-settled index options cease trading
- ● Exchange holiday (additional holidays may be announced)
- ◇ Expiring equity and P.M.-settled index options cease trading. Expiring cash-settled currency options cease trading at 12:00pm ET
- ★ 2016 Equity LEAPS® added
- ■ VIX expiration date
- ■ Quarterly expiration date
- ○ Bank holiday

[1]Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June.

Note: While these dates are accurate as of 11/29/12, they are subject to change. Weekly expirations occur every Friday with the exception of Expiration Fridays.

Approval for distribution

✓ Americas ✓ EMEA ✓ Asia